                                                      Exhibit 99.5

                                                      Exhibit to Annual Report
                                                      on Form 10-K of
                                                      Angelica Corporation



                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                   ---------------

                                      Form 11-K

(Mark One)

(x) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


      For the fiscal year ended   December 31, 1995
                               ------------------------------------------------
                                OR

( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


      For the transition period from --------------to-------------


      Commission file number   1-5674
                            --------------------------------------


   A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                              ANGELICA CORPORATION
                   TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN
                                 ("PAYSOP PLAN")

   B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                              ANGELICA CORPORATION
                           424 South Woods Mill Road
                      Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
- ---------------------------------

   (a)   Financial Statements.                                 Pages of this
         --------------------                                  --------------
                                                               Form 11-K
                                                               ---------

         Report of Independent Public Accountants                  5

         Statement of Net Assets Available for                     6
         Plan Benefits - December 31, 1995 and
         December 31, 1994

         Statement of Changes in Net Assets                        7
         Available for Plan Benefits - Fiscal
         Year ended December 31, 1995

         Notes to Financial Statements                             8-10

         Schedule I                                                11

         Schedule II                                               12


   (b)   Exhibits.
         --------

         23. Consent of Independent Public Accountants.

      THE ANGELICA CORPORATION
      TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN

      FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
      AS OF DECEMBER 31, 1995 AND 1994
      TOGETHER WITH AUDITORS' REPORT

                        THE ANGELICA CORPORATION
                        ------------------------

               TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN
               ----------------------------------------


            FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
            -----------------------------------------------

                      DECEMBER 31, 1995 AND 1994
                      --------------------------


                         TABLE OF CONTENTS
                         -----------------

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
  Statements of Net Assets Available for Plan Benefits--December 31, 1995 and
  1994
  Statement of Changes in Net Assets Available for Plan Benefits for the Year Ended December 31, 1995

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
  Schedule I:  Item 27a - Schedule of Assets Held for Investment
               Purposes--December 31, 1995
  Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Year
               Ended December 31, 1995

               REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Tax Credit Employee Stock Ownership
Plan (the Plan) as of December 31, 1995 and 1994, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1995. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1995 and 1994, and the changes in net assets available for plan benefits for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosures under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                      /s/ Arthur Andersen LLP


St. Louis, Missouri,
   April 2, 1996

                              THE ANGELICA CORPORATION
                              ------------------------

                     TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN
                     ----------------------------------------

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
              ----------------------------------------------------

                           DECEMBER 31, 1995 AND 1994
                           --------------------------


                                                                     1995         1994
                                                                     ----         ----
                         ASSETS
                         ------
INVESTMENTS, at fair value:
  Angelica Corporation Common Stock                                 $ -         $ 40,830
  Boatmen's Employee Benefit Short-Term Fund                          -            2,173
                                                                    -----       --------
                                                                      -           43,003
OTHER ASSETS:
  Interest and dividends receivable                                    24            577
                                                                    -----       --------
                  Total assets                                         24         43,580

                    LIABILITIES
                    -----------
OTHER PAYABLE                                                          24           -
                                                                    -----       --------
NET ASSETS AVAILABLE FOR PLAN BENEFITS                              $ -         $ 43,580
                                                                    =====       ========



            The accompanying notes are an integral part of these statements.


                       THE ANGELICA CORPORATION
                       ------------------------

             TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN
             -----------------------------------------


      STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
      --------------------------------------------------------------

                   FOR THE YEAR ENDED DECEMBER 31, 1995
                   ------------------------------------


ADDITIONS:
  Interest income                                                  $      119
  Dividend income                                                         216
  Net realized loss on sale of investments                             (4,193)
                                                                   ----------
                                                                       (3,858)

DEDUCTION- Participant withdrawals                                     39,722
                                                                   ----------
      Net decrease                                                    (43,580)

NET ASSETS AVAILABLE FOR PLAN BENEFITS AT BEGINNING OF YEAR            43,580
                                                                   ----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS AT END OF YEAR              $     -
                                                                   ==========




      The accompanying notes are an integral part of this statement.

                      THE ANGELICA CORPORATION
                      ------------------------

             TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN
             ----------------------------------------


    NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
    --------------------------------------------------------

                    DECEMBER 31, 1995 AND 1994
                    --------------------------


1.    DESCRIPTION OF PLAN:
      --------------------

The following description of The Angelica Corporation Tax Credit Employee Stock Ownership Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the plan document.

General
- -------

The Plan was adopted by the Board of Directors of Angelica Corporation (the Company) as a fund within The Angelica Corporation Retirement Savings Plan (the RSP) on February 1, 1984. The RSP was amended and restated on January 27, 1985. The RSP's purpose was to provide participants with a retirement benefit so as to provide supplementary retirement income and a measure of economic security.

Under the employee stock ownership arrangement established by the RSP, the Company contributed cash equal to that percentage of the total annual compensation to all participants and all other employees eligible to participate in the RSP which was permitted under Section 41 of the Internal Revenue Code as a credit against its income tax. As a result of the Tax Reform Act of 1986, however, the Company discontinued this contribution as of January 31, 1987. This cash was used by the Trustee only to acquire common stock of the Company. The common stock so acquired was then allocated on a per capita basis among the accounts of all eligible employees, whether or not they had elected to make salary deferrals under the RSP. The common stock was held in a separate fund, the PAYSOP fund, within the RSP. Upon discontinuance of the Company contribution, no more participants were allowed into the PAYSOP fund, and the only activity was payouts and rollovers out of the PAYSOP fund.

As of January 1, 1994, the Company transferred the PAYSOP fund from the RSP to its own separate plan, the Plan. The net assets remaining in the Plan as of December 31, 1994, represent participants' shares which were not paid out or rolled over into another plan as of year-end. See Note 5 for further discussion of termination of the Plan. During the year ended December 31, 1995, all of the remaining shares were paid out or rolled over into another plan. A receivable and a corresponding payable to the participants exist, representing the December 15, 1995, Angelica Corporation common stock dividend declaration, which was paid to the participants on January 1, 1996. Thus, as of December 31, 1995, net assets available for plan benefits are zero.

The Company is the Plan Administrator and the assets of the Plan are held in trust by Boatmen's Trust Company (the Trustee).

Eligible Participants
- ---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time employees who are residents of the United States and who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, were eligible to participate in the Plan prior to its termination.

Contributions
- -------------

No contributions are currently allowed to be made into the Plan.

Vesting
- -------

The Company's tax credit contribution became fully vested and nonforfeitable when the contribution was allocated to the participants' accounts upon contribution by the Company.

Benefits
- --------

Prior to termination, participants were entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. As of December 31, 1995 and 1994, the Plan had $-0- and $16,712, respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants.

There were -0- and 125 participants with an account balance in the PAYSOP fund at December 31, 1995 and 1994, respectively.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
      -------------------------------------------

Basis of Accounting
- -------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based upon publicly stated price information. The "average cost" method is used to determine the cost of securities sold.

Administrative Expenses
- -----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
- ---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

3.    INVESTMENTS:
      ------------

The Trustee of the Plan holds the Plan's investments and executes transactions therein.

As of December 31, 1995, there were no remaining investments within the Plan.

The fair market values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1994, are as follows (in thousands):

     Angelica Corporation Common Stock                              $41
     Boatmen's Employee Benefit Short-Term Fund                       2

4.    INCOME TAX STATUS:
      ------------------

The Company has received a determination letter dated August 31, 1994, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the employer are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan, as amended and as currently operating, is in compliance with all applicable provisions of the Internal Revenue Code.

5.    TERMINATION OF THE PLAN:
      ------------------------

As discussed in Note 1, as of January 1, 1994, all funds of the Plan were transferred from the RSP into the Plan. The Company informed the participants that all stock of the Plan would be distributed via cash or shares. All participants were informed as to their different distribution options and the related tax effects of each option. As of December 31, 1994, the net assets in the Plan represent shares belonging to employees who had not yet made a distribution election. As of December 31, 1995, all shares have been distributed and thus there are no remaining net assets at year-end.

The Company received a determination letter dated August 31, 1994, from the Internal Revenue Service approving the termination.

Until the assets held in the Trust are fully distributed, the Trustee continues to possess all powers with which it was empowered by the Trust Agreement, and has all such other powers as are necessary or appropriate to the completion of such distribution.

Upon termination of the Plan, plan assets were not insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974.

                                                                   SCHEDULE I





                            THE ANGELICA CORPORATION
                            ------------------------

                  TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN
                  ----------------------------------------


       ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
       ----------------------------------------------------------

                             DECEMBER 31, 1995
                             -----------------


There are no investments at December 31, 1995.








       The accompanying notes are an integral part of this schedule.

                                                                  SCHEDULE II





                           THE ANGELICA CORPORATION
                           ------------------------

                 TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN
                 ----------------------------------------

          ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS <Fa>
          ------------------------------------------------------

                  FOR THE YEAR ENDED DECEMBER 31, 1995
                  ------------------------------------

                                             Purchases                                     Sales
                                    ---------------------------     -------------------------------------------------------
                                      Number of       Purchase       Number of        Sales         Cost of          Net
      Description of Asset          Transactions        Price       Transactions      Price         Assets           Loss
      --------------------          ------------      --------      ------------      -----         -------          ----
Angelica Corporation Common
 Stock                                    -            $   -              9          $26,151        $29,006          $2,855

Boatmen's Employee Benefit
 Short-Term Fund                          41             24,269          17           26,441         26,441            -


<Fa>  Represents transactions or a series of transactions in excess of 5% of the fair value of plan assets at the beginning of the year.





                            The accompanying notes are an integral part of this schedule.

                                                                Exhibit 23
                                                                of 11-K


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


   As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Tax Credit Employee Stock Ownership Plan ("PAYSOP Plan") financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-5524.


                                             /s/ Arthur Andersen LLP
                                             ARTHUR ANDERSEN LLP



St. Louis, Missouri
April 23, 1996

                                    -13-